Exhibit 10.2
EXECUTION VERSION
AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT
    Dated as of June 28, 2024
AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) between LULULEMON ATHLETICA INC., a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the lenders parties to the Credit Agreement (as defined below).
PRELIMINARY STATEMENTS:
(1)    The Company, the other Loan Parties, the lenders parties thereto and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of December 14, 2021 (as amended to date, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    Pursuant to Section 3.03(a)(ii) of the Credit Agreement, the Company and the Administrative Agent have determined that the Applicable Authority has made a public statement identifying June 28, 2024 as the date after which all tenors of the Canadian Dollar Offered Rate (“CDOR”) will no longer be representative or made available, or used for determining the interest rate of loans denominated in Canadian Dollars, and that there is no successor administrator that will continue to provide CDOR.
(3)    The Company and the Administrative Agent have agreed to certain amendments to the Credit Agreement in accordance with the terms and conditions of Section 3.03(a)(ii) of the Credit Agreement (the Credit Agreement as so amended, the “Amended Credit Agreement”).
SECTION 1.Amendments to Credit Agreement. As of the Amendment Effective Date (as defined below), Section 1.01 of the Credit Agreement shall be amended as follows:
(a) The definition of “Canadian Prime Rate” is amended by deleting the phrase “the Bloomberg Screen CDOR Page” and substituting therefor the phrase “the applicable Reuters screen page”.
(b)The definition of “CDOR” is deleted.
(c)The definition of “Interest Period” is amended by deleting the phrase “in the case of a Term Loan denominated in Canadian Dollars, one, two or three months” and substituting therefor the phrase “in the case of a Term Loan denominated in Canadian Dollars, one or three months”.

Amendment No. 2 to Lululemon Credit Agreement

(d)the definition of “L/C Issuer” is amended in full to read as follows:
“L/C Issuer” means Bank of America, Royal Bank of Canada and HSBC Bank USA, National Association, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and any Lender appointed by the Company (with the consent of the Administrative Agent and such Lender) as such by notice to the Lenders as a replacement for any L/C Issuer who is at the time of such appointment a Defaulting Lender, and each Designated L/C Issuer.
(e)the definition of “Letter of Credit Sub-Commitment” is amended in full to read as follows:
“Letter of Credit Sub-Commitment” means, as to (a) Bank of America in its capacity as an L/C Issuer, $10,000,000, (b) Royal Bank of Canada in its capacity as an L/C Issuer, $20,000,000 and (c) HSBC Bank USA, National Association in its capacity as an L/C Issuer, $20,000,000 and, as to any other L/C Issuer, such amount as may be agreed by such L/C Issuer and the Company.
(f)the definition of “Successor Rate” is amended in full to read as follows:
“Successor Rate” means a Canadian Benchmark Replacement, Alternative Currency Successor Rate (as defined in Section 3.03(a)(ii)) and Term SOFR Successor Rate (as defined in Section 3.03(b)(ii)).
(g)Clause (iii) of the definition of “Term Rate” is amended in full to read as follows:
(iii) denominated in Canadian dollars, Term CORRA, or a comparable rate or Alternative Currency Successor Rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time) two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period;
(h)The following definitions are added in the correct alphanumerical order:
“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (x) if such Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period

Amendment No. 2 to Lululemon Credit Agreement

for interest calculated with reference to such Canadian Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Canadian Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Canadian Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(d).
“Canadian Benchmark” means, initially, the Term CORRA Reference Rate; provided that if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21(a).
“Canadian Benchmark Conforming Changes” means, with respect to the use or administration of a Canadian Benchmark or the use, administration, adoption or implementation of any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Canadian Prime Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of Committed Loan Notices or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Canadian Financial Authority or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Canadian Benchmark for Canadian Dollar-denominated syndicated credit facilities and (b) the related Canadian Benchmark Replacement Adjustment.

Amendment No. 2 to Lululemon Credit Agreement

If the Canadian Benchmark Replacement as determined above would be less than the Canadian Floor, the Canadian Benchmark Replacement will be deemed to be the Canadian Floor for the purposes of this Agreement and the other Loan Documents.
“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with an Unadjusted Canadian Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement by the Relevant Canadian Financial Authority or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement for Canadian Dollar-denominated syndicated credit facilities at such time.
“Canadian Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Canadian Benchmark:
(a)     in the case of clause (a) or (b) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such

Amendment No. 2 to Lululemon Credit Agreement

Canadian Benchmark (or the published component used in the calculation thereof).
“Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Canadian Benchmark:
(a) a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof);
(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).
“Canadian Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Canadian Benchmark Replacement Date has occurred if, at such time, no Canadian Benchmark Replacement has replaced the

Amendment No. 2 to Lululemon Credit Agreement

then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.
“Canadian Floor” means a rate of interest equal to 0.00%.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.
“Relevant Canadian Financial Authority” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Term CORRA” means, for any calculation with respect to a Term Rate Loan denominated in Canadian dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Canadian Floor, then Term CORRA shall be deemed to be the Canadian Floor.
“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
“Term CORRA Administrator” means Candeal Canadian Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

Amendment No. 2 to Lululemon Credit Agreement

“Unadjusted Canadian Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment.
(i)The following provisions are inserted as Section 2.21:
2.21    Canadian Benchmark Replacement Setting.
(a)Canadian Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Canadian Benchmark Transition Event and its related Canadian Benchmark Replacement Date have occurred prior any setting of the then-current Canadian Benchmark, then the Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders.
(b)Canadian Benchmark Conforming Changes. In connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Canadian Benchmark Replacement and (ii) the effectiveness of any Canadian Benchmark Conforming Changes in connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Canadian Benchmark pursuant to Section 2.21(d) and (y) the commencement of any Canadian Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be

Amendment No. 2 to Lululemon Credit Agreement

made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.
(d)Unavailability of Tenor of Canadian Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Canadian Benchmark Replacement), (i) if the then-current Canadian Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such Canadian Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Canadian Benchmark has provided a public statement or publication of information announcing that any tenor for such Canadian Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Canadian Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Canadian Benchmark (including a Canadian Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Canadian Benchmark (including a Canadian Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) as it relates to all Canadian Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Canadian Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Canadian Benchmark Unavailability Period, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Loans, which are of the Type that have a rate of interest determined by reference to the then-current Canadian Benchmark, to be made, converted or continued during any Canadian Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to, for a Canadian Benchmark Unavailability Period in respect of a Canadian Benchmark other than Term CORRA, Canadian Prime Rate Loans.
(j)Clause (a) of Section 3.03 is amended by deleting the phrase “Notwithstanding anything to the contrary in this Agreement or any other Loan Documents but solely with respect to” and substituting therefor the phrase “Subject to Section 2.21 of this Agreement but notwithstanding anything else to the contrary in this Agreement or any other Loan Documents and solely with respect to”.

Amendment No. 2 to Lululemon Credit Agreement

(k)Clause (a)(i)(A) of Section 3.03 is amended by deleting the phrase “the Administrative Agent reasonably determines that” and substituting therefor the phrase “the Administrative Agent reasonably determines, except in accordance with Section 2.21, that”.
(l)Clause (a)(ii) of Section 3.03 is amended by deleting the phrase “Notwithstanding anything to the contrary in this Agreement” and substituting therefor the phrase “Except in connection with a Canadian Benchmark Transition Event but notwithstanding anything else to the contrary in this Agreement”.
Section 11.01 is amended by deleting the phrase “Subject to Section 3.03” and substituting therefor the phrase “Subject to Section 3.03 and Section 2.21”.
SECTION 2.Conditions of Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts of this Amendment executed by the Company and each of the Lenders (the “Amendment Effective Date”).
SECTION 3.Reference to and Effect on the Credit Agreement and Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b) The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
(d) To the extent any Loan bearing interest at a rate derived in reference to CDOR (a “CDOR Rate”) is outstanding as of the Amendment Effective Date, such Loan shall continue to bear interest at such CDOR Rate until the end of the then-current Interest Period or applicable payment period.
SECTION 4.Costs and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.
SECTION 5.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall

Amendment No. 2 to Lululemon Credit Agreement

constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.Miscellaneous. Sections 11.14 (Governing Law; Jurisdiction; Etc.), 11.15 (Waiver of Jury Trial) and 11.17 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

Amendment No. 2 to Lululemon Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
LULULEMON ATHLETICA INC., as Company

By:	/s/ TIM CARLSON
Name: Tim Carlson
Title: VP, Corporate Development & Treasury

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ KYLE D HARDING
Name: Kyle D Harding
Title: Vice President

Amendment No. 2 to Lululemon Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ DAVID RAFFERTY
Name: David Rafferty
Title: Senior Vice President

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender and L/C Issuer

By:	/s/ DAVID RAFFERTY
Name: David Rafferty
Title: Senior Vice President

Amendment No. 2 to Lululemon Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ JOHN HOUCK
Name: John Houck
Title: Associate Relationship Manager

Amendment No. 2 to Lululemon Credit Agreement

CITIBANK, N.A., CANADIAN BRANCH

By:	/s/ DALJEET LAMBA
Name: Daljeet Lamba
Title: Authorized Signatory

Amendment No. 2 to Lululemon Credit Agreement

ROYAL BANK OF CANADA

By:	/s/ JENNY WANG
Name: Jenny Wang
Title: Authorized Signatory

Amendment No. 2 to Lululemon Credit Agreement

WELLS FARGO BANK, N.A., CANADIAN BRANCH

By:	/s/ SEAN BUCHAN
Name: Sean Buchan
Title: Director

Amendment No. 2 to Lululemon Credit Agreement

BNP Paribas

By:	/s/ ROD O’HARA
Name: Rod O’Hara
Title: Managing Director

By:	/s/ ENIOLA ADEOJO
Name: Eniola Adeojo
Title: Vice President

Amendment No. 2 to Lululemon Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (CANADA)

By:	/s/ KEVIN YUAN
Name: Kevin Yuan
Title: Sr. Manager

By:	/s/ RICHARD CHENG
Name: Richard Cheng
Title: Sr. Business Manager

Amendment No. 2 to Lululemon Credit Agreement